                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]
Check the appropriate box:
[_] Preliminary proxy statement
[X] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ALIGN TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-
11.

  (1) Title of each class of securities to which transaction applies:

                                      N/A

    ------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:

                                      N/A

    ------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the

                                      N/A

    ------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

                                      N/A

    ------------------------------------------------------------------------
  (5) Total fee paid:
                                      N/A

    ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

                                      N/A

    ------------------------------------------------------------------------
  (2) Form, schedule or registration statement no.:

                                      N/A

    ------------------------------------------------------------------------
  (3) Filing party:

                                      N/A

    ------------------------------------------------------------------------
  (4) Date filed:

                                      N/A

    ------------------------------------------------------------------------

                             ALIGN TECHNOLOGY, INC.
                               851 Martin Avenue
                             Santa Clara, CA 95050
                                 (408) 470-1000

                 ---------------------------------------------
      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2001
                 ---------------------------------------------

TO THE STOCKHOLDERS OF ALIGN TECHNOLOGY, INC.:

   The annual meeting of stockholders of ALIGN TECHNOLOGY, INC., a Delaware corporation (the "Company"), will be held on Tuesday, May 15, 2001 at 2:00 p.m., local time, at 881 Martin Avenue, Santa Clara, California for the following purposes:

  1. To elect six members of the Company's Board of Directors to serve until the Company's annual meeting following the end of fiscal year 2001 or until their successors are duly elected and qualified;

  2. To ratify the appointment of the firm of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending 2001; and

  3. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

   The foregoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on March 19, 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the executive offices of the Company.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

   YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,
                                          /s/ Kelsey Wirth
                                          Kelsey Wirth
                                          President and Secretary

Santa Clara, California
April 13, 2001

                             ALIGN TECHNOLOGY, INC.
                               851 Martin Avenue
                             Santa Clara, CA 95050
                                 (408) 470-1000

                               -----------------
                                PROXY STATEMENT
                               -----------------

   Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 13, 2001.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

   You can vote your shares of common stock if our records show that you owned the shares on March 19, 2001. A total of 47,791,531 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

   Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the six director nominees and FOR each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

   The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

   Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 851 Martin Avenue, Santa Clara, CA 95050, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting rather than by completing the proxy card?

   Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

   If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

   We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

   If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, email or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                             STOCKHOLDER PROPOSALS

   To be included in the proxy statement and form of proxy relating to the annual meeting to be held in 2002, a stockholder proposal must be received by Kelsey Wirth, President and Secretary, Align Technology, Inc., 851 Martin Avenue, Santa Clara, CA 95050 no later than December 14, 2001. If the Company is not notified of a stockholder proposal by February 28, 2002, then the proxy solicited by the board of directors for the 2002 annual meeting will confer discretionary authority to vote against such stockholder proposals.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

   At the annual meeting, six directors (constituting the entire board) are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the six nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. There are six nominees, each of whom is currently a director of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The proxies solicited by this proxy statement may not be voted for more than six nominees.

NOMINEES

   The directors of the Company, and their ages as of March 19, 2001, are as follows:

      Name                 Age                     Position
      ----                 ---                     --------
      Zia Chishti........   29 Chief Executive Officer and Chairman of the Board
      Kelsey Wirth.......   31 President, Secretary and Director
      H. Kent Bowen (1)..   59 Director
      Brian Dovey
       (1)(2)............   59 Director
      Joe Lacob (2)......   43 Director
      Mark Logan (1)(2)..   62 Director

--------
(1) Member of compensation committee.

(2) Member of audit committee.

DIRECTORS TO BE ELECTED AT THE 2001 ANNUAL MEETING

   Zia Chishti is one of our founders and has served as our Chief Executive Officer and the Chairman of our Board of Directors since inception. From July 1992 to September 1995, Mr. Chishti worked for Morgan Stanley's investment banking division. Mr. Chishti received his M.B.A. from Stanford University's Graduate School of Business and his B.S. and B.A. from Columbia College.

   Kelsey Wirth is one of our founders and has served as our President and Secretary and as a director since inception. From 1993 to 1995, Ms. Wirth worked for the Environmental Working Group and World Resources Institute as an environmental consultant, and in 1992 she worked for the Lamm Senate campaign as director of constituency outreach. Ms. Wirth received her M.B.A. from Stanford University's Graduate School of Business and her B.A. from Harvard College.

   H. Kent Bowen has served as a director since May 2000. Mr. Bowen has been the Bruce Rauner Professor in Business Administration at Harvard University's Graduate School of Business Administration since 1992. Professor Bowen's current research and teaching is in the field of operations and technology management. From 1975 to 1992, Professor Bowen was the Ford Professor of Engineering at the Massachusetts Institute of Technology, where he was the founder of Leaders for Manufacturing, a joint research and education program developed by M.I.T.'s School of Engineering and the Sloan School of Management. At M.I.T., Professor Bowen's research focused on advanced materials, materials processing, technology management and manufacturing. Professor Bowen is a member of the National Academy of Engineering and the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, and a member of several professional societies. He serves as a director of Ceramics Process Systems, a developer of thermal solutions, and for a number of private companies. He received his Ph.D. from M.I.T. in Engineering, and his B.S. from the University of Utah.

   Brian Dovey has served as a director since July 1998. Mr. Dovey has been a Managing Member of Domain Associates, L.L.C., a venture capital firm, since 1988. Since joining Domain, he has served as Chairman of Athena Neurosciences, Creative BioMolecules, Inc. (now Curis, Inc.) and Univax Biologics. Mr. Dovey is currently a director of Connetics Corporation and Ista Pharmacitules Inc., both biopharmaceutical companies and Cardiac Sciences, a developer of cardiac defibrillator devices, as well as several private companies. From 1986 to 1988, Mr. Dovey served Rorer Group (now Aventis) as President. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association and is on the Board of Trustees for the Cornell Institute and the University of Pennsylvania School of Nursing. Mr. Dovey is a former Board Member of the Health Industry Manufacturers Association and the Non-Prescription Drug Manufacturers Association. Mr. Dovey received his M.B.A. from Harvard University's Graduate School of Business and his B.A. from Colgate University.

   Joseph Lacob has served as a director since August 1997 and has been a Partner of Kleiner Perkins Caufield and Byers, a venture capital firm, since May 1987. Prior to that, Mr. Lacob was an executive with Cetus Corporation, a biotechnology company, and FHP International, a health maintenance organization and the management consulting firm of Booz, Allen & Hamilton. Since joining Kleiner Perkins Caufield and Byers in 1987, Mr. Lacob has led Kleiner Perkins Caufield and Byers' investments in over 30 life science companies, including the start-up or incubation of a dozen ventures. He leads Kleiner Perkins Caufield and Byers' growing medical technology practice, which includes over 30 therapeutic and diagnostic medical device companies. Mr. Lacob is also active in Kleiner Perkins Caufield and Byers' new media and e-commerce company initiatives. Mr. Lacob currently serves on the board of directors of three public companies including Corixa Corporation, a biopharmaceutical company, Heartport, Inc., a medical device company, and SportsLine.com, an Internet-based sports media company, as well as several other privately held companies. Mr. Lacob received his M.B.A. from Stanford University's Graduate School of Business, his M.P.H. in Public Health from University of California at Los Angeles and his B.S. in Biological Sciences from the University of California at Irvine.

   Mark Logan has served as a director since May 2000. Mr. Logan is Chairman of the Board of VISX, Inc., a medical equipment manufacturing company which he joined in November 1994, and he served as Chief Executive Officer until February 2001. From 1992 to 1994, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of Insmed Pharmaceuticals, Inc., a development stage biopharmaceutical company. From 1981 to 1985, Mr. Logan was President of Bausch and Lomb's Health Care and Consumer Group and also served on the board of directors. From 1975 to 1981, Mr. Logan served as Consumer Group President of Becton, Dickinson & Co.'s worldwide diabetes syringe business. From 1967 to 1974, Mr. Logan served as President and General Manager of American Home Products Corporation's Mexican subsidiary. He serves as a director on the boards of Abgenix, Inc., a biopharmaceutical company, VIVUS, Inc., a drug development company, and Somnus Medical Technologies, Inc., a medical device company. Mr. Logan is a graduate of Hiram College, the Program for Management Development at Harvard University and was a Woodrow Wilson Fellow at New York University.

VOTE REQUIRED

   The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

                     THE BOARD OF DIRECTORS AND COMMITTEES

   Our Board of Directors held five meetings and acted by written consent on three occasions during the year ended December 31, 2000. All directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the committees of the Board of Directors on which they served.

   The audit committee currently consists of three independent directors, Messrs. Dovey, Lacob and Logan. The audit committee did not meet during the year ended December 31, 2000. The audit committee reviews and supervises our financial controls, including the selection of our independent accountants, reviews our books and accounts, meets with our officers regarding our financial controls, acts upon recommendations of our auditors and takes further actions as the audit committee deems necessary to complete an audit of our books and accounts. The audit committee also performs other duties as may from time to time be determined.

   The board adopted and approved a charter for the audit committee in November 2000, a copy of which is attached hereto as Appendix A. The board has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

   The compensation committee currently consists of three directors, Messrs. Bowen, Dovey and Logan. The compensation committee met twice during the year ended December 31, 2000. The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our compensation and stock plans, makes recommendations to the Board of Directors regarding these matters and performs other duties as may from time to time be determined by the board.

Director Compensation

   We currently do not compensate any non-employee member of the board for their service as board members, except in some cases through the grant of stock options. Directors who are also employees do not receive additional compensation for serving as directors.

   Under the Automatic Option Grant Program of our 2001 Stock Incentive Plan, which was approved by our board and stockholders in January 2001, non-employee directors receive automatic option grants covering 8,000 shares of common stock on the date of each annual meeting of stockholders during his or her period of continued service on the board, provided that the individual has served as a non-employee board member for at least six months. The shares vest upon completion of one year of board service measured from the grant date. Each new non-employee board member will receive, at the time of his or her initial election or appointment to the board, an automatic option grant for 32,000 shares which will vest in four successive equal annual installments over his or her first four years of board service.

   Each option under the Automatic Option Grant Program will become fully vested and exercisable for all the option shares upon (i) certain changes in ownership or control of the Company or (ii) the death or permanent disability of the Optionee while serving as a board member. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each such option may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of
(a) the tender offer price paid per share of Common Stock over (b) the exercise price payable for such option share.

   The 2001 Stock Incentive Plan also contains a director fee option grant program. Should this program be activated in the future, each non-employee board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of an option with an exercise price below the then fair market value of our shares. Non-employee directors are also eligible to receive discretionary option grants and direct stock issuances under our 2001 Stock Incentive Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The compensation committee of the Board of Directors was formed in November 2000, and the current members of the compensation committee are Messrs. Bowen, Dovey and Logan. None of the members of the compensation committee of the Board of Directors was at any time since the formation of the Company an officer or employee of the Company. No executive officer serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our compensation committee of the Board of Directors.

                                PROPOSAL NO. 2:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Company is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

   In the event the stockholders fail to ratify the appointment, the audit committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that such a change would be in the best interest of the Company and its stockholders.

   A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

VOTE REQUIRED

   The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001 requires the affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the annual meeting, together with the affirmative vote of the majority of the required quorum.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

                                 OTHER MATTERS

   Our Board of Directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                   MANAGEMENT

Officers, Directors

   The following table sets forth certain information regarding our executive officers and directors as of March 19, 2001:

Name                     Age                      Position
----                     ---                      --------
Zia Chishti.............  29 Chief Executive Officer and Chairman of the Board
Kelsey Wirth............  31 President, Secretary and Director
Stephen Bonelli.........  38 Chief Financial Officer and Vice President, Finance
Amir Abolfathi..........  36 Vice President, Research and Development
Joe Breeland............  48 Vice President, Sales
Jon Fjeld...............  49 Vice President, Engineering
Len Hedge...............  43 Vice President, Manufacturing
James Heslin............  50 Vice President, General Counsel
Christian Skieller......  52 Vice President, Operations
Ike Udechuku............  35 Vice President, Corporate Strategy
Ken Vargha..............  36 Vice President, Marketing
Ross Miller, DDS, MS....  40 Chief Clinical Officer
Peter Riepenhausen......  64 Chairman, Align Technology, Europe
Charlie Wen.............  34 Chief Technology Officer
H. Kent Bowen(1)........  59 Director
Brian Dovey(1)(2).......  59 Director
Joe Lacob(2)............  43 Director
Mark Logan(1)(2)........  62 Director

--------
(1) Member of compensation committee.

(2) Member of audit committee.

   Zia Chishti is one of our founders and has served as our Chief Executive Officer and the Chairman of our Board of Directors since inception. From July 1992 to September 1995, Mr. Chishti worked for Morgan Stanley's investment banking division. Mr. Chishti received his M.B.A. from Stanford University's Graduate School of Business and his B.S. and B.A. from Columbia College.

   Kelsey Wirth is one of our founders and has served as our President and Secretary and as a director since inception. From 1993 to 1995, Ms. Wirth worked for the Environmental Working Group and World Resources Institute as an environmental consultant, and in 1992 she worked for the Lamm Senate campaign as director of constituency outreach. Ms. Wirth received her M.B.A. from Stanford University's Graduate School of Business and her B.A. from Harvard College.

   Stephen Bonelli has served as our Chief Financial Officer and Vice President of Finance since November 2000. From April 2000 to November 2000, Mr. Bonelli was a financial consultant for various medical device and telecommunications companies. From February 2000 to April 2000, Mr. Bonelli was the Chief Financial Officer and Treasurer at Oplink Communications, Inc., an optical networking components company. Prior to joining Oplink, Mr. Bonelli was the Chief Financial Officer, Vice President of Finance and Administration and Treasurer of General Surgical Innovations, Inc., a medical device company, from September 1994 until shortly after General Surgical Innovations was acquired by Tyco International Ltd. in November 1999. From November 1993 to August 1994, Mr. Bonelli held a financial management position at Coactive Computing Corporation, a computer networking company. Mr. Bonelli received his B.S. in business administration from California Polytechnic State University, San Luis Obispo. Mr. Bonelli is a Certified Public Accountant.

   Amir Abolfathi has served as our Vice President of Research and Development since March 2000. From November 1999 to March 2000, Mr. Abolfathi served as our Senior Director of Planning and Execution. Mr. Abolfathi served as a consultant for a number of medical device companies from February 1999 through November 1999. From April 1995 through January 1999, Mr. Abolfathi served as Senior Director of Research and Development for EndoTex Interventional Systems, Inc., a company focused on the treatment of neurovascular diseases which he co-founded. From 1991 to 1995, he served as Program Manager at Pfizer, Inc. From 1989 to 1991, Mr. Abolfathi served as Group Leader of Reliability Engineering at Guidant Corporation. Mr. Abolfathi received his M.S. in engineering management from the University of Southern California and his B.S. in biomedical engineering from the University of California at San Diego.

   Joe Breeland has served as our Vice President of Sales since August 1998. Mr. Breeland was Regional Manager for the "A" Company Orthodontics, a leading manufacturer of orthodontic devices. Prior to that, Mr. Breeland served as Southwest Regional Manager for Allergan, Inc., a manufacturer and distributor of ophthalmic implantables and associated capital equipment, and National Sales Director for Ioptex Research, a manufacturer of intraocular lenses. Mr. Breeland received his M.B.A. from Golden Gate University and his B.S. in pharmacy from the University of Texas.

   Mr. Fjeld has served as our Vice President of Engineering since December 2000. Prior to joining us, Mr. Fjeld was the President and Chief Executive Officer of Raindrop Geomagic, Inc., a software company. From January 1998 through June 1998, Mr. Fjeld served as a Vice President of Larscom, Inc., a networking company. From August 1995 through December 1997, Mr. Fjeld served in various positions at Netedge Systems, Inc., a networking company, including Vice President of Marketing and later as President and Chief Executive Officer. Mr. Fjeld receieved his M.B.A. from Duke University, his Ph.D and M.A. from the University of Toronto, his M.S. from the University of North Carolina and his B.A. from Bishop's University.

   Len Hedge has served as our Vice President of Manufacturing since January 1999. Mr. Hedge served as Vice President of Operations for Plynetics Express Corporation, a rapid-prototyping and stereolithography services supplier, from December 1996 to December 1998. From October 1991 to December 1996, Mr. Hedge worked at Beckman Instruments Corporation as Manager for Prototype Manufacturing and Process Development. Prior to joining Beckman, Mr. Hedge spent 13 years with General Dynamics Corporation, holding positions of increasing responsibility from Machinist to Manager of Mechanical Fabrication. Mr. Hedge received his B.S. from La Verne University.

   James Heslin has served as our Vice President and General Counsel since August 2000. Since 1986, Mr. Heslin has been a Partner at Townsend, Townsend and Crew LLP. Mr. Heslin was previously head of the firm's Medical Device Practice Group and a member of its Executive Committee. Mr. Heslin's practice concentrates on advising clients on how to best obtain, protect, and enforce their intellectual property rights. Prior to Townsend, Townsend and Crew LLP, Mr. Heslin was a patent attorney with FMC Corporation and a process engineer with Fluor Corporation. Mr. Heslin received his J.D. from the University of California's Boalt Hall School of Law and his B.S. in chemical engineering from University of California at Santa Barbara.

   Christian Skieller has served as our Vice President of Operations since July 2000. From November 1998 to June 2000, Mr. Skieller served as Vice President of Operations at CardioVention, a medical device company. From August 1996 through May 1998, he was Vice President of Operations at CardioThoracic Systems, a manufacturer of devices for cardiac surgery. From January 1992 through July 1996, Mr. Skieller served as Vice President of Manufacturing for Medtronic CardioRhythm, a manufacturer of catheters for electrophysiology. Mr. Skieller received his M.B.A. from Stanford University's Graduate School of Business and his B.S. from the Technical University in Copenhagen, Denmark.

   Ike Udechuku has served as our Vice President of Corporate Strategy since November 2000. From January 2000 until July 2000, Mr. Udechuku served as one of our consultants in various financial positions. In July 2000, he became an employee, serving as Chief Financial Officer from July 2000 to November 2000. From 1989 to January 2000, Mr. Udechuku worked for Morgan Stanley's investment banking division in London, most recently as an Executive Director. While at Morgan Stanley, Mr. Udechuku concentrated on mergers and acquisitions and capital raising for European clients. From 1985 to 1989, Mr. Udechuku worked for the Australian government in the Treasury. Mr. Udechuku graduated with B.A. degrees in both economics and law from the Australian National University in 1988.

   Ken Vargha has served as our Vice President of Marketing since September 1998. From November 1994 through August 1998, Mr. Vargha served in a number of positions for Pharmacia & Upjohn, Inc. including Brand Manager, Senior Brand Manager and Director of Marketing. At Pharmacia & Upjohn, Mr. Vargha was responsible for the strategic direction, marketing research, and advertising development for Pharmacia & Upjohn's hair care brands, of which Rogaine is the largest. Prior to that, Mr. Vargha worked in beauty care at both Maybelline, Inc., where he was responsible for a targeted line of cosmetics, and at the Procter & Gamble Company, where Mr. Vargha was responsible for the advertising and launch of Pantene Pro-V styling products. Mr. Vargha received his M.B.A. from the University of California at Los Angeles' Anderson School of Business and his B.A. from Brigham Young University.

   Ross Miller, DDS, MS, has served as our Chief Clinical Officer since July 1998. Dr. Miller served in private clinical practice for seven years prior to joining us, most recently as Dental Director for the Tuolumne Indian Health Center. Dr. Miller received his M.S. and B.S. in Oral Biology from the University of California at San Francisco, his D.D.S. and Certificate of Orthodontics from the University of California at San Francisco and his B.S. in Biological Sciences from the University of California at Irvine.

   Peter Riepenhausen has served as our Chairman, Align Technology, Europe since September 2000. From March 1998 to September 2000, Mr. Riepenhausen was a business consultant. From 1994 to 1998, Mr. Riepenhausen was President and Chief Executive Officer of ReSound Corporation, a hearing aid producer. Since September 2000, Mr. Riepenhausen has served as a director of GAP A.G. and as a director of Advanced Polymer Systems, Inc. since 1991. From January 1987 until September 1989, Mr. Riepenhausen served as Vice Chairman of the board of directors of the Cooper Companies, Inc., a medical device company serving the vision and surgical markets. Mr. Riepenhausen has also held executive positions with Blendax-Werke R. Schneider Gmbh & Co. and PepsiCo Inc. Mr. Riepenhausen received his Industrie-Kaufman degree in Commerce from IHK, Wuerzburg, Germany.

   Charlie Wen has served as our Chief Technology Officer since July 2000, having joined us as Director of Software Engineering in June 1998. Mr. Wen has over 10 years of working experience specializing in high end 3D computer graphics/animation, computational geometry and pattern recognition. From January 1997 to June 1998, Mr. Wen served as Software Engineering Project Manager for Sony Pictures Corporation, Special Effects Division. From December 1993 to January 1997, Mr. Wen was a Senior Software Engineer for the McNeal Schwendler Corporation, a leading CAD/CAM/CAE software provider. Mr. Wen received his M.S. degree in Computer Science from the California Institute of Technology and his B.S. degree from University of Science and Technology, China. Mr. Wen is a two-time winner of the Chinese National Mathematics Award.

   H. Kent Bowen has served as a director since May 2000. Mr. Bowen has been the Bruce Rauner Professor in Business Administration at Harvard University's Graduate School of Business Administration since 1992. Professor Bowen's current research and teaching is in the field of operations and technology management. From 1975 to 1992, Professor Bowen was the Ford Professor of Engineering at the Massachusetts Institute of Technology, where he was the founder of Leaders for Manufacturing, a joint research and education program developed by M.I.T.'s School of Engineering and the Sloan School of Management. At M.I.T., Professor Bowen's research focused on advanced materials, materials processing, technology management and manufacturing. Professor Bowen is a member of the National Academy of Engineering and the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, and a member of several professional societies. He serves as a director of Ceramics Process Systems, a developer of thermal management solutions, and for a number of private companies. He received his Ph.D. from M.I.T. in Engineering, and his B.S. from the University of Utah.

   Brian Dovey has served as a director since July 1998. Mr. Dovey has been a Managing Member of Domain Associates, L.L.C., a venture capital firm, since 1988. Since joining Domain, he has served as Chairman of Athena Neurosciences, Creative BioMolecules, Inc. (now Curis, Inc.) and Univax Biologics. Mr. Dovey is currently a director of Connetics Corporation and Ista Pharmacitules Inc., both biopharmaceutical companies and Cardiac Sciences, a developer of cardiac defibrillator devices, as well as several private companies. From 1986 to 1988, Mr. Dovey served Rorer Group (now Aventis) as President. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association and is on the Board of Trustees for the Cornell Institute and the University of Pennsylvania School of Nursing. Mr. Dovey is a former Board Member of the Health Industry Manufacturers Association and the Non-Prescription Drug Manufacturers Association. Mr. Dovey received his M.B.A. from Harvard University's Graduate School of Business and his B.A. from Colgate University.

   Joseph Lacob has served as a director since August 1997 and has been a Partner of Kleiner Perkins Caufield and Byers, a venture capital firm, since May 1987. Prior to that, Mr. Lacob was an executive with Cetus Corporation, a biotechnology company, and FHP International, a health maintenance organization and the management consulting firm of Booz, Allen & Hamilton. Since joining Kleiner Perkins Caufield and Byers in 1987, Mr. Lacob has led Kleiner Perkins Caufield and Byers' investments in over 30 life science companies, including the start-up or incubation of a dozen ventures. He leads Kleiner Perkins Caufield and Byers' growing medical technology practice, which includes over 30 therapeutic and diagnostic medical device companies. Mr. Lacob is also active in Kleiner Perkins Caufield and Byers' new media and e-commerce company initiatives. Mr. Lacob currently serves on the board of directors of three public companies including Corixa Corporation, a biopharmaceutical company, Heartport, Inc., a medical device company, and SportsLine.com, an Internet-based sports media company, as well as several other privately held companies. Mr. Lacob received his M.B.A. from Stanford University's Graduate School of Business, his M.P.H. in Public Health from University of California at Los Angeles and his B.S. in Biological Sciences from the University of California at Irvine.

   Mark Logan has served as a director since May 2000. Mr. Logan is Chairman of the Board of VISX, Inc., a medical equipment manufacturing company which he joined in November 1994, and he served as Chief Executive Officer until February 2001. From 1992 to 1994, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of Insmed Pharmaceuticals, Inc., a development stage biopharmaceutical company. From 1981 to 1985, Mr. Logan was President of Bausch and Lomb's Health Care and Consumer Group and also served on the board of directors. From 1975 to 1981, Mr. Logan served as Consumer Group President of Becton, Dickinson & Co.'s worldwide diabetes syringe business. From 1967 to 1974, Mr. Logan served as President and General Manager of American Home Products Corporation's Mexican subsidiary. He serves as a director on the boards of Abgenix, Inc., a biopharmaceutical company, VIVUS, Inc., a drug development company, and Somnus Medical Technologies, Inc., a medical device company. Mr. Logan is a graduate of Hiram College, the Program for Management Development at Harvard University and was a Woodrow Wilson Fellow at New York University.

   Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

   The following table sets forth information concerning compensation earned during the year ended December 31, 2000 by our Chief Executive Officer and each of our four other most highly compensated executive officers for that fiscal year, referred to collectively in this proxy statement as the named executive officers. No individual who would otherwise have been includable in the table on the basis of salary and bonus earned during 2000 has resigned or otherwise terminated his or her employment during 2000.

   Annual compensation listed in the following table excludes other compensation in the form of perquisites and other personal benefits that constitutes the lesser of $50,000 or 10% of the total annual salary and bonus of each of the named executive officers in 2000. The options listed in the following tables were originally granted under our 1997 Stock Incentive Plan and have been incorporated into our new 2001 Stock Incentive Plan.

                                                                  Annual
                                                               Compensation
                                                            ------------------
   Name and Principal Position(s)                      Year Salary($) Bonus($)
   ------------------------------                      ---- --------- --------
   Zia Chishti........................................ 2000  152,308      --
    Chief Executive Officer and Chairman of the Board
   Kelsey Wirth....................................... 2000  152,308      --
    President, Secretary and Director
   Len Hedge.......................................... 2000  148,846   20,000
    Vice President, Manufacturing
   Kenneth Vargha..................................... 2000  151,270   10,000
    Vice President, Marketing
   Joe Breeland....................................... 2000  116,430   57,500
    Vice President, Sales

Stock Options and Stock Appreciation Rights

   The following table sets forth information regarding option grants to each of the named executive officers during the year ended December 31, 2000. No stock appreciation rights were granted to the named executive officers during 2000.

                                                          Potential Realizable
                           Percent of                       Value at Assumed
                Number or    Total                        Annual Rates of Stock
                Securities  Options   Exercise             Price Appreciation
                Underlying Granted to of Base                for Option Term
                 Options   Employees   Price   Expiration ---------------------
Name            Granted(#)  in 2000    ($/Sh)     Date        5%        10%
----            ---------- ---------- -------- ---------- ---------- ----------
Zia Chishti....      --        -- %    $  --         --   $      --  $      --
Kelsey Wirth...      --        --         --         --          --         --
Len Hedge......   70,000      1.19%      0.40  5/18/2010     341,790    462,873
Len Hedge......  172,338      2.93%     1.065  9/29/2010   2,240,434  3,034,130
Kenneth
 Vargha........   50,000      0.85%      0.40  5/18/2010     244,136    330,623
Kenneth
 Vargha........  123,500      2.10%     1.065  9/29/2010   1,605,534  2,174,311
Joe Breeland...   50,000      0.85%      0.40  8/24/2010     244,136    330,623
Joe Breeland...  143,034      2.43%     1.065  9/29/2010   1,859,472  2,518,209

   The actual stock price appreciation over the 10-year option term may not be at the above 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of common stock appreciates over the option term, no value will be realized from the option grant made to the named executive officer.

   In 2000, we granted options to purchase up to a total of 5,889,732 shares to employees, directors and consultants under our 1997 Stock Incentive Plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined in good faith by our Board of Directors.

   Options granted are immediately exercisable in full, but any shares purchased under these options that are not vested are subject to our right to repurchase the shares at the original option exercise price paid per share. In general, this repurchase right lapses as to 25% of the shares after one year of service, and as to the remaining shares, in equal monthly installments over the subsequent, additional three-year period. Options granted become fully vested and exercisable in the event of an involuntary termination of the optionee's employment within twelve months following a merger or asset sale.

   In January 2001, we granted 1,000,000 options to each of Mr. Chishti and Ms. Wirth at an exercise price per share of $15.00. These option grants are intended to provide Mr. Chishti and Ms. Wirth with incentives to remain in the Company's employ. Each option will become exercisable for 25% of the option shares upon completion of one year of service measured from the grant date, and the option will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments upon completion of each additional month of service thereafter.

Option Exercises in 2000 and Year-End Option Values

   The following table sets forth information concerning the number and value of shares of common stock underlying the unexercised options held by the named executive officers as of December 31, 2000. The table also sets forth the value realized upon the exercise of stock options during 2000 which is calculated based on the fair market value of our common stock on the date of exercise, as determined by the board, less the exercise price paid for the shares. No stock appreciation rights were exercised during 2000 and no stock appreciation rights were outstanding as of December 31, 2000.

   The value of unexercised in-the-money options represents the positive spread between the exercise price of the stock options and the deemed fair market value of our common stock as of December 31, 2000, which our Board of Directors determined was $2.13 per share multiplied by the number of shares subject to the option.

         Aggregated Option Exercises in 2000 and Year-End Option Values

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised         In-the-Money
                           Shares                   Options at Year-End     Options at Year-End($)
                         Acquired on    Value    ------------------------- -------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Zia Chishti.............       --         --          --           --           --            --
Kelsey Wirth............       --         --          --           --           --            --
Len Hedge...............   275,670     77,048       3,334       43,334        6,601        85,801
Kenneth Vargha..........   137,558     13,437         --        95,942          --        121,059
Joe Breeland............   193,034     33,250         --           --           --            --

--------
Shares exercised by Len Hedge include 242,338 shares subject to repurchase by the Company at the option exercise price should the officer's employment terminate prior to vesting in such shares.
Shares exercised by Kenneth Vargha include 121,308 shares subject to repurchase by the Company at the option exercise price should the officer's employment terminate prior to vesting in such shares.
Shares exercised by Joe Breeland include 193,034 shares subject to repurchase by the Company at the option exercise price should the officer's employment terminate prior to vesting in such shares.
   The number of shares exercisable by the named executive officers as of December 31, 2000 is equal to the number of vested option shares exercisable as of that date. In the case of certain of the outstanding options held by the named executive officers, the options may be exercised for all of the underlying option shares but any shares purchased under those options are subject to our right to repurchase the shares should the officer's employment terminate prior to vesting on such shares. The unvested option shares subject to those options are included in the above table in the number of option shares which are unexercisable as of December 31, 2000.

                              BENEFICIAL OWNERSHIP

   The table below sets forth information regarding the beneficial ownership of our common stock as of March 19, 2001, by the following individuals or groups:

  . each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

  .  each of our executive officers;

  .  each of our directors; and

  .  all directors and executive officers as a group.

   Unless otherwise indicated, the principal address of each of the stockholders below is c/o Align Technology, Inc., 851 Martin Ave., Santa Clara, California 95050. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

                                                                  Shares
                                                            Beneficially Owned
                                                            ------------------
Beneficial Owner                                              Number   Percent
----------------                                            ---------- -------
Joseph Lacob (1)...........................................  6,599,707  13.8%
Entities affiliated with Kleiner Perkins Caufield & Byers,
 L.P. (2)..................................................  6,389,707  13.4
Entities affiliated with Oak Hill Capital Partners, L.P.
 (3).......................................................  3,181,835   6.7
Entities affiliated with The Carlyle Group (4).............  2,969,711   6.2
Entities affiliated with QuestMark Partners, L.P. (5)......  2,955,594   6.2
Entities affiliated with Domain Associates, L.L.C. (6).....  2,634,184   5.5
Brian Dovey (7)............................................  2,634,184   5.5
Kelsey Wirth (8)...........................................  2,565,622   5.4
Zia Chishti (9)............................................  2,510,454   5.3
Peter Riepenhausen (10)....................................    420,000    *
Len Hedge (11).............................................    323,588    *
Ike Udechuku (12)..........................................    320,032    *
Joe Breeland (13)..........................................    300,978    *
Ken Vargha (14)............................................    273,500    *
Amir Abolfathi (15)........................................    263,732    *
Stephen Bonelli (16).......................................    260,000    *
James Heslin (17)..........................................    244,844    *
Jon Fjeld (18).............................................    240,000    *
Christian Skieller (19)....................................    234,428    *
Charlie Wen (20)...........................................    177,172    *
Ross Miller (21)...........................................    149,852    *
H. Kent Bowen (22).........................................     64,000    *
Mark Logan (23)............................................     64,000    *
All directors, executive officers and key employees as a
 group (18 persons)........................................ 17,646,093  36.9%

--------
  * Represents beneficial ownership of less than one percent of our common stock.

 (1) Includes 6,389,707 shares held by entities affiliated with Kleiner Perkins Caufield & Byers, L.P. Mr. Lacob disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares. Also includes 60,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of March 19, 2001, which shares are also subject to our right of repurchase.

 (2) Principal address is 2750 Sand Hill Road, Menlo Park, CA 94025. Consists of 5,800,423 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 335,752 shares held by KPCB VIII Founders Fund, L.P. and 253,532 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P. Joseph Lacob, one of our directors, is a principal of the general partner of one or more of the Kleiner Entities, shares voting and dispositive power with respect to the shares held by one or more of such entities and disclaims beneficial ownership of such shares in which he has no pecuniary interest.

 (3) Principal address is One South Street, Suite 800, Baltimore, MD 21202. Includes 2,124,317 shares held by QuestMark Partners, L.P., 300,972 shares held by QuestMark Partners Side Fund, L.P., and 530,305 shares held by Artal Services, N.V.

 (4) Principal address is 201 Main Street, Suite 2300, Fort Worth, TX 76102. Consists of 2,895,470 shares held by Oak Hill Capital Partners, L.P. and 286,365 shares held by OHCMP Align, L.P.

 (5) Principal address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004. Consists of 2,895,095 shares held of record by Carlyle Partners III, L.P. and 74,616 shares held of record by CP III Coinvestment, L.P. Voting and dispositive power with respect to such shares may be deemed to be shared by (i) TC Group III, L.P., as the sole general partner of Carlyle Partners III, L.P. and CP III Co-investment,
     (ii) TC Group III, L.L.C., as the sole general partner of TC Group III, L.P., (iii) TC Group, L.L.C., as the managing member of TC Group II, L.L.C., (iv) TCG Holdings, L.L.C., as the managing member of TC Group, L.L.C. and (v) William E. Conway, Jr., David M. Rubenstein and Daniel A. D'Aniello, as managing member of TCG Holding, L.L.C. Messrs. Conway, Rubenstein and D'Aniello disclaim such beneficial ownership.

 (6) Principal address is One Palmer Square, Suite 515, Princeton, NJ 08542. Consists of 2,507,760 shares held by Domain Partners III, L.P., 66,424 shares held by DP III Associates, L.P., 23,748 shares held by Domain Associates L.L.C. and 36,252 shares held by Brian Dovey, of which 20,000 shares are subject to repurchase by us. Brian Dovey, one of our directors, is a general partner of One Palmer Square Associates III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates, L.P. and is a managing member of Domain Associates, L.L.C. Mr. Dovey shares voting and investment power with respect to these shares and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

 (7) Consists of 2,507,760 shares held by Domain Partners III, L.P., 66,424 shares held by DP III Associates, L.P., 23,748 shares held by Domain Associates, L.L.C. and 36,252 shares held by Brian Dovey, of which 20,000 shares are subject to repurchase by us. Brian Dovey, one of our directors, is a general partner of One Palmer Square Associates III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates, L.P. and is a managing member of Domain Associates, L.L.C. Mr. Dovey shares voting and investment power with respect to these shares and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

 (8) Does not include an option to purchase 1,000,000 shares at $15.00 per share, which vests as to 25% on 1/4/02 and monthly thereafter.

 (9) Does not include an option to purchase 1,000,000 shares at $15.00 per share, which vests as to 25% on 1/4/02 and monthly thereafter.

(10) Includes 420,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of March 19, 2001, which shares are also subject to our right of repurchase.

(11) Includes 221,922 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Hedge's employment with us, which right lapses over time. Also includes 46,668 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of March 19, 2001, 38,334 of which shares are also subject to our right of repurchase.

(12) Includes 254,428 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Udechuku's employment with us, which right lapses over time.

(13) Includes 213,868 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Breeland's employment with us, which repurchase right lapses over time.

(14) Includes 16,458 shares held jointly with wife Shawna Vargha. Includes 100,475 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Vargha's employment with us, which repurchase right lapses over time. Also includes 95,942 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of March 19, 2001, which shares are also subject to our right of repurchase.

(15) Includes 163,732 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Abolfathi's employment with us, which right lapses over time. Also includes 100,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of March 19, 2001, 71,667 of which shares are also subject to our right of repurchase.

(16) Includes 60,000 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Bonelli's employment with us, which right lapses over time. Also includes 200,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of March 19, 2001, which shares are subject to our right of repurchase.

(17) Includes 234,428 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Heslin's employment with us, which repurchase right lapses over time.

(18) Includes 240,000 shares of common stock issuable upon exercise of immediately exercisable options within 60 days of March 19, 2001 which shares are subject to our right of repurchase.

(19) Includes 234,428 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Skieller's employment with us, which repurchase right lapses over time.

(20) Includes 129,988 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Wen's employment with us, which repurchase right lapses over time.

(21) Includes 5,316 shares held individually by wife Cheryl A. Miller. Includes 95,686 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Miller's employment with us, which right lapses over time.

(22) Consists of 64,000 shares subject to repurchase by us at the original exercise price, which repurchase right lapses over time.

(23) Consists of 64,000 shares subject to repurchase by us at the original exercise price, which repurchase right lapses over time.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

   The compensation committee of the Board of Directors sets the compensation of the chief executive officer, reviews the design, administration and effectiveness of our compensation programs for other key executives and approves stock option grants for all executive officers. The committee is composed entirely of outside directors.

General Compensation Policies

   We compete in an aggressive and dynamic industry and, as a result, hiring and retaining quality employees, particularly senior managers, are key factors to our success. We believe that the compensation programs should be designed to attract, motivate, and retain a highly qualified executive management team and should be determined within a competitive framework based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance.

   Within this overall philosophy, our objectives are:

  . To link executive compensation to the Company's financial performance and to a lesser extent to individual management objectives established by the committee;

  . To compensate executive management competitively with similarly situated companies; and

  . To create incentives which strengthen the mutuality of interests between the executive officers and stockholders by providing significant equity-based, long-term incentives.

Compensation Components

 Cash Compensation

   We seek to provide cash compensation to our executive officers, including base salary and cash bonuses, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated companies. Annual increases in base salary are determined on an individual basis developed from market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

 Long-Term, Equity-Based Incentive Awards

   The goal of the Company's long-term, equity-based incentive awards is to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price. In addition, employees must remain employed by us for a fixed period of time in order for the options to vest fully. Options generally vest over a 48-month period to encourage option holders to continue in our employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the officer's current position with the Company, internal comparability with option grants made to other Company executives, the officer's current level of performance and the officer's potential for future responsibility and promotion over the option term. The committee also takes into account the number of vested and unvested options held by the officer in order to maintain an appropriate lever of equity incentive for that individual.

   All of the options granted in the year ended December 31, 2000 were approved by the full Board of Directors based on recommendations of the committee.

 Chief Executive Officer Compensation

   The compensation payable to Mr. Chishti, our chief executive officer, was determined by the Board of Directors, upon the recommendation of the compensation committee. Zia Chishti has served as the Company's chief executive officer and chairman since inception in 1997. Mr. Chishti's base salary was set at a level which the Committee felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. During 2000, Mr. Chishti's base annual salary was $152,308. Mr. Chishti's base annual salary for 2001 is $225,000.

   Mr. Chishti did not receive a cash bonus in 2000. However, in January 2001, Mr. Chishti was awarded stock options covering 1,000,000 shares of Common Stock at an exercise price of $15.00 per share. These options were intended to provide Mr. Chishti with an incentive to remain in the Company's employ.

   Based on an understanding of relevant compensation information, the compensation committee believes that cash compensation currently paid to our chief executive officer is reasonable in relation to amounts paid to chief executive officers with similar responsibilities at similarly situated companies.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

   Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company's executive officers for 2000 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensations to be paid in cash to the Company's executive officers for 2001 will exceed that limit. The Company's 2001 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The compensation committee will reconsider this decision should the individual cash compensation of the other executive officers approach the $1 million level.

   It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                              THE COMPENSATION COMMITTEE
                                              H. Kent Bowen
                                              Joseph Lacob
                                              Mark Logan

                                          Submitted by the Compensation
                                          Committee of our Board of Directors

                              COMPANY PERFORMANCE

   Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

   Our registration statement covering our initial public offering became effective January 25, 2001 and our common stock began trading on the Nasdaq National Market on January 26, 2001. There was no public market for our common stock at the end of our last fiscal year. We have therefore omitted a performance comparison of our common stock for such period. We have never paid dividends on our common stock and have no present plans to do so.

                             AUDIT COMMITTEE REPORT

   The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report and the Compensation Committee Report on Executive Compensation shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

   In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Appendix A, the audit committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The audit committee recommends to the Board of Directors, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company's independent accountants.

   Management is responsible for the Company's internal controls. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee has general oversight responsibility with respect to the Company's financial reporting, and reviews the results and scope of the audit and other services provided by the Company's independent accountants.

   In this context, the audit committee has met and held discussions with management and the Company's independent accountants. Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee has reviewed and discussed the consolidated financial statements with management and the Company's independent accountants. The audit committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Fees associated with our engagement of PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 include the following:

Audit Fees

   Fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2000 were $110,000, of which none had been billed through December 31, 2000. Fees billed to the Company by PricewaterhouseCoopers LLP during the year ended December 31, 2000 for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 1999 were $18,000.

Financial Information Systems Design and Implementation Fees

   The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the year ending December 31, 2000.

All Other Fees

   Fees for all other non-audit services rendered by PricewaterhouseCoopers LLP during 2000, including tax related services, totaled $1,060,620. Of this amount, the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the review of the Company's initial public offering were $1,043,370, of which an aggregate amount of $812,500 had billed through December 31, 2000. Of this amount, the aggregate fees for tax-related services were $17,250, of which none had been billed through December 31, 2000.

   The Company's independent accountants also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), and the audit committee discussed with the independent auditors' their independence.

   The audit committee did not consider whether the provision of financial information systems design and implementation services and other non-audit services is compatible with the principal accountants' independence. In connection with the new standards of independence of the Company's external auditors promulgated by the Securities and Exchange Commission, during the Company's 2001 fiscal year the audit committee will consider in advance of the provision of any non-audit services by the Company's independent accountants whether the provision of such services is compatible with maintaining the independence of the Company's external auditors.

   Based upon the audit committee's discussion with management and the independent accountants and the audit committee's review of the representations of management and the report of the independent accountants to the audit committee, the audit committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                AUDIT COMMITTEE
                                                Brian Dovey
                                                Joe Lacob
                                                Mark Logan

                                        Submitted by the Audit Committee of our
                                        Board of Directors

                              CERTAIN TRANSACTIONS

   Preferred Stock Sales

   In May 2000, we issued promissory notes to purchasers in the total principal amount of $14,000,000 bearing interest at 10% per annum. Of the $14,000,000 principal amount of the notes issued by us, $3,000,000 principal amount of the notes was issued to entities affiliated with Kleiner Perkins Caufield and Byers, $2,000,000 principal amount of the notes was issued to Domain Partners III, L.P., $4,000,000 principal amount of the notes was issued to QuestMark Partners, L.P. and $5,000,000 principal amount of the notes was issued to Gordon Gund and trusts held for his immediate family members. Immediately upon the first closing of the Series D preferred stock financing, the principal amount under the notes and accrued interest thereon automatically converted into shares of Series D preferred stock at $10.625 per share.

   On May 25, June 20 and October 5, 2000, we issued a total of 9,535,052 shares of Series D preferred stock at a purchase price of $10.625 per share. Of the 9,535,052 shares of Series D Preferred Stock sold by us, a total of 7,379,828 shares were sold to our executive officers, directors and greater than 5% stockholders, and persons associated with them, listed in the table below for a total purchase price of $78,410,673.

   Our Series D preferred stock is subject to an antidilution conversion price adjustment feature which we triggered when we granted options to purchase our common stock beyond the number of options that were authorized under our 1997 Plan at the time we commenced our Series D preferred stock offering in May 2000. The conversion feature provides that if, during the period between May 12, 2000 and the earlier of the closing of an initial public offering or January 31, 2001, we have granted more than an aggregate of 3,331,978 options to purchase our common stock, then the conversion price of our Series D preferred stock shall be adjusted downward from its original conversion price of $10.625 per share. As of November 30, 2000, we had granted an excess of 514,214 options over the 3,331,978 allowed under the conversion price adjustment feature. On December 22, 2000, January 4, 2001, and January 23, 2001, we granted an additional 755,400, 171,900 and 174,444 options, respectively, to employees at $1.07 per share and on January 4, 2001 we granted an additional 1,000,000 options to each of our Chief Executive Officer and our President at $15.00 per share. As a result, the Series D preferred stock conversion price was adjusted downward to $9.42. This adjustment caused the 9,535,052 issued and outstanding shares of Series D preferred stock to be converted into 10,744,938 shares of our common stock upon the consummation of our initial public offering in January 2001, an increase of 1,209,886 shares of common stock.

   The following table summarizes the description in this section of the Series D preferred stock purchased by our executive officers, directors, 5% stockholders at the time of our initial public offering and persons associated with them in the year ended December 31, 2000. Each share of Series D preferred stock listed in the table below converted into 1.1269 shares of common stock upon the consummation of our initial public offering in January 2001, in accordance with the antidilution conversion price adjustments described above.

                                                                 Total Series D
                                                       Series D   Shares on an
                                                       Preferred  as-Converted
Purchaser                                                Stock       Basis
---------                                              --------- --------------
Entities affiliated with Kleiner Perkins Caufield and
 Byers, L.P..........................................    283,124     319,051
Entities affiliated with Oak Hill Capital Partners,
 L.P.................................................  2,823,530   3,181,835
Entities affiliated with The Carlyle Group...........  2,635,294   2,969,711
Entities affiliated with Domain Associates, L.L.C....    188,802     212,760
Entities affiliated with Questmark Partners, L.P.....    377,398     425,289
Gordon Gund (1)......................................    471,878     531,758
Artal Services, N.V..................................    470,588     530,305
Ike Udechuku.........................................      9,410      10,604
Joe Breeland.........................................      3,500       3,944
Charlie Wen..........................................      1,200       1,352
Wren Wirth (2).......................................     47,058      53,029
Ross Miller..........................................      2,000       2,252
Christopher Wirth....................................      9,410      10,604
Timothy and Wren Wirth...............................     50,822      57,271
Saadia Chishti.......................................      4,704       5,300
George Andrew Lear III...............................      1,110       1,250

--------
(1) Includes 212,122 shares held in trust for immediate family members.
(2) Includes 53,029 shares held in trust for immediate family members.

   Agreements with Officers and Directors

   As of November 2000, each of Messrs. Hedge, Heslin, Abolfathi, Breeland, Miller, Skieller, Udechuku, Vargha and Wen delivered full-recourse promissory notes to us in payment of the exercise price of outstanding stock options they held under our 1997 Plan. The aggregate principal amount secured under the notes and the number of shares underlying the options are as follows: Hedge-- $211,540, 242,338 shares; Heslin--$249,666, 234,428 shares; Abolfathi--
$174,375, 163,732 shares; Breeland--$172,331, 193,034 shares; Miller--$28,242,
26,518 shares; Skieller--$36,666, 34,428 shares; Udechuku--$270,966, 254,428 shares; Vargha--$57,084, 53,600 shares; and Wen--$91,398, 85,820 shares. Each note has a term of two years and bears interest at a rate of 9.5% per annum, compounded annually. The notes are each secured by pledges of the purchased shares to us and pledges of collateral which, together with the shares, have a value of twice the principal amount of each note. The shares and collateral underlying the pledges will be released from the pledges only upon the entire payment or prepayment of the principal balance of each note, together with payment of all accrued interest on the principal amount so paid or prepaid. Accrued interest becomes due on each anniversary of the signing of each note and the principal balance will become due and payable in one lump sum on the second anniversary of the signing of each note. However, the entire unpaid balances of the notes will become due and payable upon termination of employment, failure to pay any installment of principal or interest when due, the insolvency of the maker of the notes, or in the event we are acquired and receive cash or freely tradable securities for our shares in the acquisition. None of the shares serving as security for the notes may be sold unless the principal portion of the note attributable to those shares, together with the accrued interest on that principal portion, is paid to us.

   In November 2000, we entered into an agreement with Stephen Bonelli, who serves as our Chief Financial Officer and Vice President of Finance. The agreement provides that Mr. Bonelli's employment is at-will and sets his annual base salary. Mr. Bonelli's agreement also provides that he will be eligible for an annual bonus and stock options exercisable for shares of our common stock, plus certain other standard employee benefits. In addition, the agreement provides that if we terminate Mr. Bonelli without "cause" or if Mr. Bonelli resigns with "good reason," Mr. Bonelli will be credited with one year of vesting of his stock options in addition to any other vesting he had earned, provided he signs a full release of all claims against us at the time his employment terminates.

   In September 2000, we issued a loan in the amount of $95,000 at a rate of 6% per annum to Ike Udechuku, our Vice President of Corporate Strategy. The loan is due on demand, but in no event later than September 19, 2001. However, we intend to forgive the loan as of the first anniversary of the issuance date.

   Options granted to the Chief Executive Officer and the Company's other executive officers under the Company's 1997 Stock Incentive Plan become fully vested and exercisable in the event of an involuntary termination of the executive's employment within twelve months of a merger or asset sale. In addition, the compensation committee of the Board of Directors has the authority as Plan Administrator of the 2001 Stock Incentive Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale, (ii) a change in ownership of more than 50% of the outstanding Common Stock or (iii) a change in the majority of the Board as a result of one or more contested elections for Board membership. The Compensation Committee also has the authority under the 2001 Stock Incentive Plan to accelerate the vesting of outstanding options immediately upon such acquisition or change in ownership or majority of the Board.

   Indemnification Agreements

   We have entered into indemnification agreements with our directors containing provisions which may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We were not yet a reporting company under the Securities Exchange Act during the year ended December 31, 2000, and, consequently, none of our officers, directors, or stockholders were required to make any filings.

                                 OTHER MATTERS

   Our Board of Directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

   It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,
                                          Kelsey Wirth
                                          President and Secretary

Dated: April 13, 2001
Santa Clara, California

                                  APPENDIX A

                            AUDIT COMMITTEE CHARTER
                                    OF THE
                              BOARD OF DIRECTORS
                           OF ALIGN TECHNOLOGY, INC.

(1) PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

   The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

(2) COMPOSITION

   The Audit Committee shall be comprised of three or more independent directors.

   All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

(3) MEETINGS

   The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

(4) RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

  1. Review this Charter at least annually and recommend any changes to the Board.

  2. Review the organization's annual financial statements and any other relevant reports or other financial information.

  3. Review the regular internal financial reports prepared by management and any internal auditing department.

  4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  6. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

  7. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                  DETACH HERE

                                     PROXY
P
                            ALIGN TECHNOLOGY, INC.
R
                              851 Martin Avenue
O                            Santa Clara, CA 95050

X                    SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
Y
     The undersigned hereby appoints Zia Chishti and Stephen J. Bonelli with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Align Technology, Inc. (the "Company") held of record by the undersigned on March 19, 2001 at the Annual Meeting of Stockholders to be held on May 15, 2001 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

------------                                                    -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
   SIDE                                                            SIDE
-----------                                                     -----------

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Align Technology, Inc.


                                  DETACH HERE



[X] Please mark
    votes as in
    this example.

1.   Election of Directors.
     Nominees: (01) Zia Chishti, (02) Kelsey Wirth, (03) H. Kent Bowen,
               (04) Brian Dovey, (05) Joe Lacob, (06) Mark Logan.

              FOR       WITHHELD
              [_]         [_]


[_]________________________________________
   For all nominees except as noted above.


                                  FOR       AGAINST        ABSTAIN
2.   Ratify the appointment of    [_]         [_]            [_]
     PricewaterhouseCoopers LLP
     as independent auditors.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [_]

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:_________________ Date:_______ Signature:________________ Date:_______